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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                                TECO ENERGY, INC.
             (Exact name of registrant as specified in its charter)



              FLORIDA                                  59-2052286
 (State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)

                 702 NORTH FRANKLIN STREET, TAMPA, FLORIDA 33602
          (Address of Principal Executive Offices, including Zip Code)


                           1996 EQUITY INCENTIVE PLAN
                            (Full title of the plan)


                             DAVID E. SCHWARTZ, ESQ.
                                    SECRETARY

       TECO ENERGY, INC., 702 NORTH FRANKLIN STREET, TAMPA, FLORIDA 33602
                     (Name and address of agent for service)


                                  813-228-4111
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

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                                              PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES        AMOUNT TO BE        OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
  TO BE REGISTERED        REGISTERED(1)         PER SHARE(2)            PRICE(3)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
    Common Stock         6,300,000 Shares          $30.85             $194,355,000          $48,588.75
---------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of TECO Energy, Inc. common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional common stock. Includes associated purchase rights which currently are evidenced by certificates for shares of TECO Energy, Inc. common stock and automatically trade with such shares.

(2) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on May 7, 2001 as reported by the consolidated reporting system.

(3) This Registration Statement registers an additional 6,300,000 shares of Common Stock issuable under the registrant's 1996 Equity Incentive Plan. An aggregate of 7,750,000 shares of Common Stock has previously been registered under such plan (Registration Nos. 33-35927 and 333-02563)


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement Regarding Incorporation by Reference from Effective Registration
Statement:

         Pursuant to Instruction E to Form S-8, the registrant incorporates by reference into this registration statement the contents of the registration statements it filed on Form S-8 with the Securities and Exchange Commission on July 23, 1990 (File No. 33-35927) and April 17, 1996 (File No. 333-02563)
relating to the Registrant's 1990 Equity Incentive Plan. The 1990 Equity Incentive Plan was amended and restated as the 1996 Equity Incentive Plan effective as of April 17, 1996, and has been further amended effective as of April 18, 2001.

                                ITEM 8. EXHIBITS

                          See Exhibit Index on Page 4.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 11th day of May, 2001.

                                          TECO ENERGY, INC.

                                          By: /s/ Gordon L. Gillette
                                              Gordon L. Gillette
                                              Principal Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated as of May 11, 2001.

         SIGNATURE                                 TITLE
         ---------                                 -----

         R. D. Fagan*                              Principal Executive Officer
         R. D. Fagan

         /s/ G. L. Gillette                        Principal Financial Officer
         G. L. Gillette

         /s/ S. A. Myers*                          Principal Accounting Officer
         S. A. Myers
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
         C. D. Ausley*                             Director
         C. D. Ausley

         S. L. Baldwin*                            Director
         S. L. Baldwin

         J. L. Ferman, Jr.*                        Director
         J. L. Ferman, Jr.

         L. Guinot, Jr.*                           Director
         L. Guinot, Jr.

         T. L. Rankin*                             Director
         T. L. Rankin

         W. D. Rockford*                           Director
         W. D. Rockford

         W. P. Sovey*                              Director
         W. P. Sovey

         T. J. Touchton*                           Director
         T. J. Touchton

         J. A. Urquhart*                           Director
         J. A. Urquhart

         J. O. Welch*                              Director
         J. O. Welch

         *By:  /s/ G. L. Gillette
               G. L. Gillette,
               Attorney-in-Fact


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                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
*4.1     Articles of Incorporation, as amended on April 20, 1993 (Exhibit 3,
         Form 10-Q for the quarter ended March 31, 1993 of TECO Energy, Inc.).

*4.2     Bylaws, as amended effective Jan. 18, 2001 (Exhibit 3.2, Form 10-K for
         2000 of TECO Energy, Inc.).

*4.3     Indenture of Mortgage among Tampa Electric Company, State Street Trust
         Company and First Savings & Trust Company of Tampa, dated as of Aug. 1,
         1946 (Exhibit 7-A to Registration Statement No. 2-6693).

*4.4     Thirteenth Supplemental Indenture dated as of Jan. 1, 1974, to Exhibit
         4.1 (Exhibit 2-g-1, Registration Statement No. 2-51204).

*4.5     Sixteenth Supplemental Indenture, dated as of Oct. 30, 1992, to Exhibit
         4.1 (Exhibit 4.1, Form 10-Q for the quarter ended Sept. 30,1992 of TECO
         Energy, Inc.).

*4.6     Eighteenth Supplemental Indenture, dated as of May 1, 1993, to Exhibit
         4.1 (Exhibit 4.1, Form 10-Q for the quarter ended June 30, 1993 of TECO
         Energy, Inc.).

*4.7     Installment Purchase and Security Contract between the Hillsborough
         County Industrial Development Authority and Tampa Electric Company, dated as of March 1, 1972 (Exhibit 4.9, Form 10-K for 1986 of TECO
         Energy, Inc.).

*4.8 First Supplemental Installment Purchase and Security Contract, dated as of Dec. 1, 1974 (Exhibit 4.10, Form 10-K for 1986 of TECO Energy,
         Inc.).

*4.9     Third Supplemental Installment Purchase Contract, dated as of May 1,
         1976 (Exhibit 4.12, Form 10-K for 1986 of TECO Energy, Inc.).

*4.10    Installment Purchase Contract between the Hillsborough County
         Industrial Development Authority and Tampa Electric Company, dated as of Aug. 1, 1981 (Exhibit 4.13, Form 10-K for 1986 of TECO Energy,
         Inc.).

*4.11    Amendment to Exhibit A of Installment Purchase Contract, dated April 7,
         1983 (Exhibit 4.14, Form 10-K for 1989 of TECO Energy, Inc.).

*4.12    Second Supplemental Installment Purchase Contract, dated as of June 1,
         1983 (Exhibit 4.11, Form 10-K for 1994 of TECO Energy, Inc.).

*4.13    Third Supplemental Installment Purchase Contract, dated as of Aug. 1,
         1989 (Exhibit 4.16, Form 10-K for 1989 of TECO Energy, Inc.).

*4.14    Installment Purchase Contract between the Hillsborough County
         Industrial Development Authority and Tampa Electric Company, dated as of Jan. 31, 1984 (Exhibit 4.13, Form 10-K for 1993 of TECO Energy,
         Inc.).


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
*4.15    First Supplemental Installment Purchase Contract, dated as of Aug. 2,
         1984 (Exhibit 4.14, Form 10-K for 1994 of TECO Energy, Inc.).

*4.16    Second Supplemental Installment Purchase Contract, dated as of July 1,
         1993 (Exhibit 4.3, Form 10-Q for the quarter ended June 30, 1993 of
         TECO Energy, Inc.).

*4.17    Loan and Trust Agreement among the Hillsborough County Industrial
         Development Authority, Tampa Electric Company and NCNB National Bank of
         Florida, as trustee, dated as of Sept. 24, 1990 (Exhibit 4.1, Form 10-Q for the quarter ended Sept. 30, 1990 for TECO Energy, Inc.).

*4.18    Loan and Trust Agreement among the Hillsborough County Industrial
         Development Authority, Tampa Electric Company and NationsBank of
         Florida, N.A., as trustee, dated as of Oct. 26, 1992 (Exhibit 4.2, Form
         10-Q for the quarter ended Sept. 30, 1992 of TECO Energy, Inc.).

*4.19    Loan and Trust Agreement among the Hillsborough County Industrial
         Development Authority, Tampa Electric Company and NationsBank of
         Florida, N.A., as trustee, dated as of June 23, 1993 (Exhibit 4.2, Form
         10-Q for the quarter ended June 30, 1993 of TECO Energy, Inc.).

*4.20    Loan and Trust Agreement among the Polk County Industrial Development
         Authority, Tampa Electric Company and The Bank of New York, as trustee, dated as of Dec. 1, 1996. (Exhibit 4.22, Form 10-K for 1996 of TECO
         Energy, Inc.).

*4.21    Installment Sales Agreement between the Plaquemines Port, Harbor and
         Terminal District (Louisiana) and Electro-Coal Transfer Corporation, dated as of Sept. 1, 1985 (Exhibit 4.19, Form 10-K for 1986 of TECO
         Energy, Inc.).

*4.22    First Supplemental Installment Sales Agreement between the Plaquemines
         Port, Harbor and Terminal District (Louisiana) and Electro-Coal
         Transfer Corporation, dated as of Dec. 1, 2000 (Exhibit 4.20, Form 10-K for 2000 for TECO Energy, Inc.).

*4.23    Reimbursement Agreement between TECO Energy, Inc. and Electro-Coal
         Transfer Corporation, dated as of March 22, 1989 (Exhibit 4.19, Form
         10-K for 1988 of TECO Energy, Inc.).

*4.24 Indenture between Tampa Electric Company and The Bank of New York, as trustee, dated as of July 1, 1998 (Exhibit 4.1, Registration Statement
         No. 333-55873).

*4.25    First Supplemental Indenture dated as of July 15, 1998 between Tampa
         Electric Company and the Bank of New York, as trustee (Exhibit 4.1,
         Form 10-Q for the quarter ended June 30, 1998 of TECO Energy, Inc.).

*4.26    Second Supplemental Indenture dated as of Aug. 15, 2000 between Tampa
         Electric Company and The Bank of New York (Exhibit 4.1, Form 8-K dated
         Aug. 22, 2000 of Tampa Electric Company).

*4.27 Indenture between TECO Energy, Inc. and The Bank of New York as trustee, dated as of Aug. 17, 1998 (Exhibit 4.1, Form 8-K dated Sept.
         20, 2000 of TECO Energy, Inc.).


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
*4.28    First Supplemental Indenture dated as of Sept. 1, 1998 between TECO
         Energy, Inc. and The Bank of New York, as trustee (Exhibit 4.1, Form
         8-K dated Sept. 11, 1998 of TECO Energy, Inc.).

*4.29    Second Supplemental Indenture dated as of Sept. 15, 2000 between TECO
         Energy, Inc. and The Bank of New York (Exhibit 4.1, Form 8-K dated
         Sept. 28, 2000 of TECO Energy, Inc.).

*4.30    Third Supplemental Indenture dated as of Dec. 1, 2000 by and between
         TECO Energy, Inc. and The Bank of New York, as trustee (Exhibit 4.21,
         Form 8-K dated Dec. 21, 2000 of TECO Energy, Inc.).

*4.31    Amended and Restated Limited Liability Company Agreement of TECO
         Funding Company I, LLC dated as of Dec. 1, 2000 (Exhibit 4.24, Form 8-K dated Dec. 21, 2000 of TECO Energy, Inc.).

*4.32    Amended and Restated Trust Agreement of TECO Capital Trust I among TECO
         Funding Company I, LLC, The Bank of New York and The Bank of New York
         (Delaware) dated as of Dec. 1, 2000 (Exhibit 4.22, Form 8-K dated Dec.
         21, 2000 of TECO Energy, Inc.).

*4.33 Guaranty Agreement between TECO Energy, Inc. and The Bank of New York, as trustee, dated as of Dec. 1, 2000 (Exhibit 4.25, Form 8-K dated Dec.
         21, 2000 of TECO Energy, Inc.).

*4.34    Renewed Rights Agreement between TECO Energy, Inc. and BankBoston, N.A.
         as Rights Agent, dated as of Oct. 21, 1998 (Exhibit 4, Form 8-K dated as of Oct. 21, 1998 of TECO Energy, Inc.).

*4.35    Amended and Restated Reimbursement Agreement between TECO Energy, Inc.
         and Electro-Coal Transfer, L.L.C. dated April 5, 2001 (Exhibit 4.1,
         Form 8-K dated April 5, 2001 of TECO Energy, Inc.).

*4.36    Fourth Supplemental Indenture dated as of April 30, 2001 by and between
         TECO Energy, Inc. and The Bank of New York (Exhibit 4.28, Form 8-K dated May 1, 2001 of TECO Energy, Inc.).

*4.37    7.20% Notes due 2011 (Exhibit 4.29, Form 8-K dated May 1, 2001 of TECO
         Energy, Inc.).

5.1 Opinion of David E. Schwartz as to the legality of the securities registered hereunder. Filed herewith.

23.1 Consent of PricewaterhouseCoopers, LLP, independent accountants. Filed herewith.

23.2     Consent of David E. Schwartz (contained in Opinion of David E.
         Schwartz, filed as Exhibit 5.1)

24.1     Power of Attorney. Filed herewith.

* Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference. Exhibits filed with periodic reports of TECO Energy, Inc. were filed under Commission File No. 1-8180.


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